UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2024

Shockwave Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38829	27-0494101
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5403 Betsy Ross Drive

Santa Clara, California 95054

(Address of Principal Executive Offices) (Zip Code)

(510) 279-4262

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	SWAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 29, 2024, Shockwave Medical, Inc., a Delaware corporation (the “Company”), held a special meeting of stockholders (the “Special Meeting”) virtually via live webcast.

As of April 22, 2024, the record date for the Special Meeting, there were 37,507,733 shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting. At the Special Meeting, 29,723,245 shares, or approximately 79.25% of all outstanding shares of the Company’s common stock outstanding and entitled to vote at the Special Meeting, were present via the virtual meeting webcast or represented by proxy. Three matters were voted upon at the Special Meeting, with the Board of Directors of the Company recommending a vote “FOR” each of the proposals, as further described in the definitive proxy statement filed by the Company with the Securities and Exchange Commission on April 29, 2024.

Proposal No. 1 (the “Merger Proposal”) was to consider and vote on the proposal to adopt the Agreement and Plan of Merger (the “Merger Agreement”), dated April 4, 2024, by and among the Company, Johnson & Johnson, a New Jersey corporation (“Parent”), and Sweep Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent.

Proposal No. 2 (the “Compensation Proposal”) was to consider and vote on the proposal to approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the Merger.

Proposal No. 3 (the “Adjournment Proposal”) was to consider and vote on the proposal to adjourn the Special Meeting to a later date or dates as provided in the Merger Agreement, if necessary or appropriate, including to solicit additional votes if there were insufficient votes to adopt the Merger Agreement at the time of the Special Meeting.

The Merger Proposal and the Adjournment Proposal were approved; however, because the Merger Proposal was approved, the Adjournment Proposal was not necessary. The table below shows the final voting results from the Special Meeting.

	For	Against	Abstain	Broker Non-Votes
Proposal 1 – The Merger Proposal	29,617,472	96,328	9,445	0
Proposal 2 – The Compensation Proposal	8,805,656	20,818,045	99,544	0
Proposal 2 – The Adjournment Proposal	28,110,888	1,560,665	51,692	0

The approval of the Merger Proposal satisfies the stockholder vote condition to the consummation of the Merger under the Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOCKWAVE MEDICAL, INC.

Date: May 30, 2024	By:	/s/ Renee Gaeta
Renee Gaeta
Chief Financial Officer